Exhibit 24

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on the 16th day of May, 2007.

SYNOVUS FINANCIAL CORP.
(Registrant)

By: /s/Richard E. Anthony Richard E. Anthony, Principal Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard E. Anthony and Frederick L. Green, III and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/Richard E. Anthony	Date: May 16, 2007
Richard E. Anthony, Principal Executive Officer and Chairman of the Board
/s/Frederick L. Green, III	Date: May 16, 2007
Frederick L. Green, III President and Director
/s/Thomas J. Prescott	Date: May 16, 2007
Thomas J. Prescott, Executive Vice President and Principal Financial Officer
/s/Liliana McDaniel	Date: May 16, 2007
Liliana McDaniel
Chief Accounting Officer

/s/Daniel P. Amos	Date: May 16, 2007
Daniel P. Amos,
Director

/s/James H. Blanchard	Date: May 16, 2007
James H. Blanchard
Director

/s/Richard Y. Bradley	Date: May 16, 2007
Richard Y. Bradley,
Director

/s/Frank W. Brumley	Date: May 16, 2007
Frank W. Brumley,
Director

Date: May __, 2007
Elizabeth W. Camp,
Director

/s/Gardiner W. Garrard, Jr.	Date: May 16, 2007
Gardiner W. Garrard, Jr.,
Director

/s/Michael Goodrich	Date: May 16, 2007
T. Michael Goodrich,
Director

Date: May __, 2007
V. Nathaniel Hansford,
Director

Date: May __, 2007
Alfred W. Jones III,
Director

/s/Mason H. Lampton	Date: May 16, 2007
Mason H. Lampton,
Director

/s/Elizabeth C. Ogie	Date: May 16, 2007
Elizabeth C. Ogie,
Director

Date: May __, 2007
H. Lynn Page,
Director

Date: May __, 2007
J. Neal Purcell,
Director

Date: May __, 2007
Melvin T. Stith,
Director

/s/William B. Turner, Jr.	Date: May 16, 2007
William B. Turner, Jr.,
Director

/s/James D. Yancey	Date: May 16, 2007
James D. Yancey,
Director